UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2010

AMERICAN LITHIUM MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-132648	71-1049972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 828.9143

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On January 5, 2010, we entered into a prospective properties acquisition agreement with Gold Summit Corporation for the purpose of acquiring five grassroots exploration brine projects in Nevada.

Item 9.01	Financial Statements and Exhibits

10.1	Prospective Properties Acquisition Agreement with Gold Summit Corporation dated January 5, 2010.
99.1	News Release dated January 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN LITHIUM MINERALS INC.

/s/ Hugh Aird
Hugh Aird
President and CEO

Date: January 8, 2010